Exhibit 99.1

Page
Santa Teresa Village Shopping Center

Independent Auditors’ Report	F-1

Statement of Revenues and Certain Expenses for the year ended December 31, 2011 (Audited) and nine months ended September 30, 2012 (Unaudited)	F-2

Notes to Statement of Revenues and Certain Expenses for the year ended December 31, 2011 (Audited) and nine months ended September 30, 2012 (Unaudited)	F-3

Pro Forma Consolidated Financial Statements of Retail Opportunity Investments Corp.

Pro Forma Consolidated Balance Sheet as of September 30, 2012 (Unaudited)	F-6

Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2012 (Unaudited)	F-7

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2011 (Unaudited)	F-8

Notes to Pro Forma Consolidated Financial Statements (Unaudited)	F-9

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

We have audited the accompanying Statement of Revenues and Certain Expenses of the property known as Santa Teresa Village Shopping Center, located in San Jose, California (the “Property”) for the year ended December 31, 2011 (the “financial statement”). The financial statement is the responsibility of the Property's management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ PKF O'Connor Davies
A Division of O'Connor Davies, LLP

New York, New York
January 2, 2013

SANTA TERESA VILLAGE SHOPPING CENTER
     STATEMENT OF REVENUES AND CERTAIN EXPENSES
(Dollar amounts in thousands)

	Year Ended December 31, 2011	Nine Months Ended September 30, 2012 (Unaudited)
Revenues
Rental income (note 4)	$2,651	$1,934
Total revenues	2,651	1,934

Certain Expenses
Utilities	57	45
Repairs, maintenance and supplies	217	87
Cleaning	47	39
Real estate taxes	273	207
Service contracts	58	47
Insurance	15	12
Total expenses	667	437

Excess of revenues over certain expenses	$1,984	$1,497

    See accompanying notes to statement of revenues and certain expenses.

SANTA TERESA VILLAGE SHOPPING CENTER
NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2011 (AUDITED) AND
NINE MONTHS ENDED SEPTEMBER 30, 2012 (UNAUDITED)

1.Business and Organization

Santa Teresa Village Shopping Center (the “Property”) is a shopping center located in San Jose, California.  The Property was owned by Santa Teresa Village LLC (“Seller”).  The Property, which is anchored by Nob Hill General Store, Inc., has an aggregate gross rentable area of approximately 124,000 square feet.  The anchor tenant occupies approximately 25,000 square feet.

On November 8, 2012, the Property was acquired by ROIC California, LLC (“Buyer”), a wholly-owned subsidiary of Retail Opportunity Investments Corp. (the “Company”).

2.Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The Statement of Revenues and Certain Expenses (the “financial statement”) has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The financial statement includes the historical revenues and certain expenses of the Property, exclusive of rental income related to parcels not acquired by the Company, interest income, depreciation and amortization, rental income relating to the allocation of purchase price of the Property to above/below market leases and management and advisory fees, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

Revenue Recognition

The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents and tenant reimbursements.  All leases are classified as operating leases. Minimum rents are recognized by amortizing the aggregate lease payments on a straight-line basis over the terms of the lease (including rent holidays). Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized as rental income in the period that the expenses are incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Bad debts are recorded under the specific identification method, whereby uncollectible receivables are reserved for when identified.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

3.           Subsequent Events

The Company has evaluated subsequent events through January  2, 2013, and has determined that there were no subsequent events or transactions which would require recognition or disclosure in the financial statements.

4.Leases

The Property is subject to non-cancelable lease agreements, subject to various escalation clauses, with tenants for retail space. As of December 31, 2011, the future minimum rentals on non-cancelable operating leases expiring in various years are as follows:

Year ending December 31	Amounts

2012	$1,820,367
2013	1,698,753
2014	1,509,788
2015	1,088,547
2016	545,057
Thereafter	1,450,281
$8,112,793

The tenant leases provide for annual rentals that include the tenants’ proportionate share of real estate taxes and certain property operating expenses. The Property’s tenant leases generally include tenant renewal options that can extend the lease terms.

Rental income on the financial statement includes the effect of amortizing the aggregate minimum lease payments on a straight-line basis over the entire terms of the leases, which amounted to an increase of approximately $58,400 and $8,000 in rental income for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively.

5.Concentrations

For the year ended December 31, 2011, the Property’s two largest tenants accounted for approximately 12% and 11% of base rental revenues, respectively.

RETAIL OPPORTUNITY INVESTMENTS CORP.
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2012 and for the year ended December 31, 2011 are presented as if Retail Opportunity Investments Corp. (the “Company”) had completed the acquisition of the property known as Santa Teresa Village Shopping Center (the “Property”) on  January 1, 2011. Additionally, the pro forma consolidated balance sheet as of September 30, 2012 has been presented as if the acquisition had been completed on September 30, 2012.

The purchase price allocation is calculated based on a 20/80 allocation to Land and Building and Improvements, respectively.  As of the date of this report, the Company is in the process of evaluating the purchase price allocation in accordance with the Accounting Standards Codification 805.  The purchase price allocation is preliminary and could be subject to change.

The pro forma consolidated financial statements should be read in conjunction with the Company’s 2011 Annual Report on Form 10-K and the Quarterly Report on Form 10-Q for the period ended September 30, 2012. The pro forma consolidated financial statements do not purport to represent the Company’s financial position or results of operations that would actually have occurred assuming the completion of the acquisition of the Property had occurred on January 1, 2011; nor do they purport to project the Company’s results of operations as of any future date or for any future period.

RETAIL OPPORTUNITY INVESTMENTS CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2012
(UNAUDITED)
(in thousands)

	Company Historical(1)	Pro Forma Adjustments		Company Pro Forma
ASSETS:
Real Estate Investments:
Land	$214,378	$6,320	(2)	$220,698
Building and improvements	512,099	25,280	(2)	537,379
	726,477	31,600		758,077
Less: accumulated depreciation	26,986	—		26,986
	699,491	31,600		731,091
Mortgage notes receivables	10,000	—		10,000
Investment in and advances to unconsolidated joint ventures	15,078	—		15,078
Real Estate Investments, net	724,569	31,600		756,169

Cash and cash equivalents	23,489	12,500	(2)	10,989
Restricted cash	1,911	—		1,911
Tenant and other receivables	10,940	—		10,940
Deposits	2,600	—		2,600
Acquired lease intangible asset, net of accumulated amortization	35,987	—		35,987
Prepaid expenses	586	—		586
Deferred charges, net of accumulated amortization	19,378	—		19,378
Other	968	121	(2)	1,089
Total assets	$820,428	$19,221		$839,649

LIABILITIES AND EQUITY

Liabilities:
Team Loan	$200,000	$—		$200,000
Credit facilities	—	—		—
Mortgage notes payable	60,411	19,100	(2)	79,511
Acquired lease intangible liability, net	52,335	—		52,335
Accrued expenses	8,038	—		8,038
Tenants’ security deposit	1,864	121	(2)	1,985
Other liabilities	25,676	—		25,676
Total liabilities	$348,324	$19,221		$367,545

Equity:
Preferred stock	—	—		—
Common stock	5	—		5
Additional-paid-in capital	522,532	—		522,532
Accumulated deficit	(31,187)	—		(31,187)
Accumulated other comprehensive loss	(19,248)	—		(19,248)
Total Retail Opportunity Investments Corp. shareholders’ equity	472,102	—		472,102
Non-controlling interests	2	—		2
Total equity	472,104	—		472,104
Total liabilities and equity	$820,428	$19,221		$839,649

See accompanying notes to pro forma consolidated financial statements

RETAIL OPPORTUNITY INVESTMENTS CORP.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

(UNAUDITED)
(in thousands, except per share data)

	Company Historical(1)	Santa Teresa Village Shopping Center	Pro forma Adjustments		Company Pro Forma
Revenue
Base rents	$42,734	$1,505	$15	(3)	$44,254
Recoveries from tenants	10,019	429	—		10,448
Mortgage interest	902	—	—		902
Total revenues	53,655	1,934	15		55,604

Operating expenses
Property operating	9,324	230	—		9,554
Property taxes	5,115	207	—		5,322
Depreciation and amortization	20,738	—	486	(4)	21,224
General & administrative expenses	8,716	—	—		8,716
Acquisition transaction costs	947	—	40	(5)	987
Total operating expenses	44,841	437	526		45,804

Operating income (Loss)	8,814	1,497	(511)		9,800
Non-operating income (expenses)
Interest expense	(8,145)	—	(343	)(6)	(8,488)
Gain on consideration of JV	2,145	—	—		2,145
Gain on bargain purchase	3,864	—	—		3,864
Equity in earnings from unconsolidated joint ventures	1,481	—	—		1,481
Interest income	11	—	(6	)(7)	5
Net income attributable to Retail Opportunity Investments Corp.	$8,170	$1,497	$(860)		$8,807

Pro forma weighted average shares outstanding
Basic:	50,863				50,863
Diluted:	51,266				51,226
Pro forma income per share

Basic and diluted:	$0.16				$0.17
Pro forma dividends per share:	$0.39				$0.39

See accompanying notes to pro forma consolidated financial statements

RETAIL OPPORTUNITY INVESTMENTS CORP.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011

(UNAUDITED)
(in thousands, except per share data)

	Company Historical(1)	Santa Teresa Village Shopping Center	Pro Forma Adjustments		Company Pro Forma
Revenue
Base rents	$39,581	$1,989	$70	(3)	$41,640
Recoveries from tenants	10,248	662	—		10,910
Mortgage interest	1,909	—	—		1,909
Total revenues	51,738	2,651	70		54,459

Operating expenses
Property operating	8,404	394	—		8,798
Property taxes	5,023	273	—		5,296
Depreciation and amortization	21,264	—	648	(4)	21,912
General & Administrative Expenses	9,801	—	—		9,801
Acquisition transaction costs	2,291	—	40	(5)	2,331
Total operating expenses	46,783	667	688		48,138

Operating income (loss)	4,955	1,984	(618)		6,321
Non-operating income (expenses)
Interest expense	(6,225)	—	(457	) (6)	(6,682)
Gain on bargain purchase	9,449	—	—		9,449
Equity in earnings from unconsolidated joint ventures	1,458	—	—		1,458
Interest income	19	—	(10	)(7)	9
Net income (loss) attributable to Retail Opportunity Investments Corp.	$9,656	$1,984	$(1,085)		$10,555

Pro forma weighted average shares outstanding
Basic:	42,477				42,477
Diluted:	42,526				42,526
Pro forma income per share

Basic and diluted:	$0.23				$0.25
Pro forma dividends per share:	$0.39				$0.39

See accompanying notes to pro forma consolidated financial statements

RETAIL OPPORTUNITY INVESTMENTS CORP.
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Dollar amounts in thousands, except per share data)

Adjustments to the Pro Forma Consolidated Financial Statements

1.	Derived from the Company’s audited and unaudited financial statements for the year ended December 31, 2011 and the nine months ended September 30, 2012.

2.
Reflects the pro forma acquisition of the Property for approximately $31.6 million.  The acquisition was entirely funded by an assumption of an existing mortgage of approximately $19.1 million and available cash of $12.5 million.

3.
Reflects the pro forma adjustment of $70 and $15 for the year ended December 31, 2011and the nine months ended September 30 2012, respectively, to record operating rents on a straight-line basis beginning January 1, 2011.

4.
Reflects the estimated depreciation for the Property based on estimated values allocated to building at the beginning of the periods presented.  Depreciation expense is computed on a straight-line basis over the estimated useful life of the assets as follows:

	Estimated Useful Life	For the Nine Months Ended September 30, 2012 Depreciation Expense	Year Ended December 31, 2011 Depreciation Expense

Building	39 years	$486	$648

5.	Reflects the pro forma adjustment for estimated costs related to the acquisition of the Property.

6.	Reflects the pro forma adjustment to interest expense on the assumed mortgage to reflect the acquisition has been made on the first day of the periods presented.

7.	Reflects pro forma adjustment to interest income to assume the acquisition has been made on the first day of the period presented.